                                                                     EXHIBIT 4.6



                          COLLATERAL AGENCY AGREEMENT


                 COLLATERAL AGENCY AGREEMENT ("Agreement"), dated as of August 11, 1994, by and among ACME METALS INCORPORATED, a Delaware corporation, having its principal place of business at 13500 South Perry Avenue, Riverdale, Illinois 60627 (together with its successors and assigns, the "Company"), ACME STEEL COMPANY, a Delaware corporation, having its principal place of business at 13500 South Perry Avenue, Riverdale, Illinois 60627 (together with its successors and assigns, "Acme Steel"), ACME PACKAGING CORPORATION, a Delaware corporation, having its principal place of business at 13500 South Perry Avenue, Riverdale, Illinois 60627 (together with its successors and assigns, "Acme Packaging," together with the Company and Acme Steel, the "Obligors"), Shawmut Bank Connecticut, National Association, a national banking association, having an address at 777 Main Street, Hartford, Connecticut, 06115, as collateral agent (in such capacity and together with its successors and assigns in such capacity, the "Collateral Agent") and the Secured Parties (as hereinafter defined).


                               R E C I T A L S :

                 A. Pursuant to that certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Note Indenture"), dated as of August 11, 1994, by and among the Company, the subsidiaries of the Company, as guarantors (the "Guarantors") and Shawmut Bank Connecticut, National Association, as trustee (in such capacity and together with its successors and assigns in such capacity, the "Note Trustee") for the holders of the Senior Secured Notes (as hereinafter defined), the Company is issuing its 12 1/2% senior secured notes due 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Secured Notes") in the aggregate principal amount of $125,000,000.





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                                      -2-



                 B. Pursuant to that certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Discount Note Indenture"; together with the Note Indenture, the "Indentures"), dated as of August 11, 1994, by and among the Company, the Guarantors and Shawmut Bank Connecticut, National Association, as trustee (in such capacity and together with its successors and assigns in such capacity, the "Discount Note Trustee"; together with the Note Trustee, the "Trustees") for the holders of the Senior Secured Discount Notes (as hereinafter defined), the Company is issuing its 13 1/2% senior secured discount notes due 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Secured Discount Notes"; together with the Senior Secured Notes, the "Notes") in the aggregate principal amount of $117,958,000.

                 C. Pursuant to that certain term loan agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), dated as of August 4, 1994 by and among the Company, Lehman Commercial Paper Inc., as agent (in such capacity and together with its successors and assigns in such capacity, the "Agent"), and the lenders party thereto (together with all subsequent lenders party to the Term Loan Agreement, the "Lenders") the Company borrowing $50,000,000.

                 D. To secure the payment and performance by the Company of its obligations under the Debt Instruments (as hereinafter defined), it has executed and delivered to the Collateral Agent, for the benefit of the Secured Parties, (a) a certain company stock pledge agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Company Stock Pledge"), dated as of the date hereof, pursuant to which the Company granted to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien on and security interest in the Pledged Collateral (as defined in the Company Stock Pledge) and (b) a certain disbursement agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Disbursement Agreement"), dated as of the date hereof, pursuant to which the Company granted to the Collateral Agent, for the benefit of the Secured Parties (other than the Permitted Additional Lenders

(as hereinafter defined), if any), a first priority lien on and security interest in the Collateral (as defined in the Disbursement Agreement).

                 E. To secure the payment and performance by Acme Steel of its obligations under the Debt Instruments it has executed and delivered to the Collateral Agent, for the benefit of the Secured Parties, (a) a certain mortgage (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Mortgage"), dated as of the date hereof, pursuant to which Acme Steel granted to the Collateral Agent, for the benefit of the Secured Parties, a first priority mortgage lien on and security interest in the Mortgaged Property (as defined in the Mortgage), (b) a certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"), dated as of the date hereof, pursuant to which Acme Steel granted to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien on and security interest in the Pledged Collateral (as defined in the Security Agreement) and (c) a certain subsidiary stock pledge agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Subsidiary Stock Pledge"), dated as of the date hereof, pursuant to which Acme Steel granted to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien on and security interest in the Pledged Collateral (as defined in the Subsidiary Stock Pledge) purported to be owned or held by it under the Subsidiary Stock Pledge.

                 F. To secure the payment and performance by Acme Packaging of its obligations under the Debt Instruments it has executed and delivered to the Collateral Agent, for the benefit of the Secured Parties, the Subsidiary Stock Pledge pursuant to which Acme Packaging granted to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien on and security interest in the Pledged Collateral (as defined in the Subsidiary Stock Pledge) purported to be owned or held by it under the Subsidiary Stock Pledge.

                 G. Certain other parties which may from time to time become additional lenders to the Obligors (each such lender, a "Permitted Additional Lender" and collectively, the "Permitted Additional Lenders") may, in accordance with the provisions of clause (xi) of the definition of "Permitted Liens" in each Indenture as in effect on the date hereof, take a lien on and security interest in the Shared Collateral (as hereinafter defined) to secure the Indebtedness (as defined in each Indenture as in effect on the date hereof) and other obligations due such Permitted Additional Lenders (such Indebtedness, the "Permitted Replacement Financing") upon the execution and delivery by the Permitted Additional Lenders of a supplement to this Agreement in the form of Exhibit A hereto and upon satisfaction of the other conditions relating thereto contemplated herein.

                 H. The parties hereto are executing and delivering this instrument to evidence their agreement in respect of the Collateral (as hereinafter defined).


                              A G R E E M E N T :

                 The parties agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

                 Definitions. (a) Capitalized terms that are not otherwise defined herein are used herein with the meanings given thereto in the Indentures, as in effect on the date of execution of this Agreement.

                 (b) The following terms shall have the respective meanings set forth below:

                 "Accreted Amount" means, with respect to the Senior Secured Discount Notes, the Accreted Value and, with respect to any





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                                      -5-



Permitted Replacement Financing issued at a discount, the then accreted amount, based upon the original issue price, determined in accordance with GAAP.

  "Acme Steel" has the meaning set forth in the introductory paragraph hereto.

  "Acme Packaging" has the meaning set forth in the introductory paragraph hereto.

                 "Additional Security Documents" means any and all instruments or documents delivered by the Obligors evidencing or creating a Lien in favor of the Collateral Agent on all or any portion of the assets acquired by any of the Obligors after the date hereof which shall be of the type pledged, mortgaged, granted or collaterally assigned to the Collateral Agent by the Obligors on the date hereof pursuant to the Security Documents and on all or any portion of the assets acquired by any of the Obligors in connection with any Related Business Investment.

  "Additional Undertaking" has the meaning set forth in Section 3.8.

  "Agreement" has the meaning set forth in the introductory paragraph hereto.

  "Architect's Certificate" has the meaning set forth in Section 3.8.

  "CAA Supplement" has the meaning set forth in Section 8.11.

  "Collateral" means the Shared Collateral and the Disbursement
  Collateral, collectively.

  "Collateral Account" has the meaning set forth in Section 3.1(a).

                 "Collateral Agent" has the meaning set forth in the introductory paragraph hereto.

                 "Collateral Agent's Fees" means all fees, costs and expenses of the Collateral Agent of the type described in Sections 5.3, 5.4, 5.5 and 5.6.

                 "Collateral Proceeds Accounts" has the meaning set forth in
Section 3.2.

                 "Company" has the meaning set forth in the introductory paragraph hereto.

                 "Company Stock Pledge" has the meaning set forth in recital D.

                 "Debt Instrument" means each of (i) the Note Indenture and the Senior Secured Notes and any related instruments or agreements, (ii) the Discount Note Indenture and the Senior Secured Discount Notes and any related instruments or agreements, (iii) the Term Loan Agreement and any related instruments or agreements and (iv) the notes, agreements and/or instruments which, at any time, collectively evidence or comprise any Permitted Replacement Financing.

                 "Denied Holder" has the meaning set forth in the definition of "Pro Rata Share."

                 "Directing Holders" means, at any time, the holders of Notes which constitute at least (i) 50%, or such greater amount as may be required under the applicable circumstances by the Note Indenture, in principal amount of Senior Secured Notes, (ii) 50%, or such greater amount as may be required under the applicable circumstances by the Discount Note Indenture, in principal amount of Senior Secured Discount Notes and (iii) the Requisite Lenders; provided, however, that for purposes of calculating the percentages set forth in this definition there shall not be counted the principal amount of any Notes (A) for which (and to the extent that) there are at such time on deposit with the Collateral Agent





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                                      -7-



amounts to be applied to the payment of principal of or interest or premium on or with respect thereto, (B) which are owned or held by or on behalf of the Company or any of its Affiliates, or (C) which have been defeased or in respect of which the Company's and each of its subsidiaries' (if applicable) obligations have been terminated in each case pursuant to the provisions of Article Eight of each Indenture. The Trustees acknowledge, on their own behalf and on behalf of the Noteholders, that as a result of this definition, the Collateral Agent may refuse to act unless Noteholders of both the Senior Secured Notes and the Senior Secured Discount Notes and the Requisite Lenders vote consistently.

                 "Disbursement Agreement" has the meaning set forth in recital D.

                 "Disbursement Collateral" means the "Collateral" as defined in the Disbursement Agreement.

                 "Discount Note Indenture" has the meaning set forth in recital B hereto.

                 "Discount Note Trustee" has the meaning set forth in recital B hereto.

                 "Distribution Date" means the date on which any funds are distributed by the Collateral Agent in accordance with the provisions of
Section 4.1.

                 "Enforcement Notice" has the meaning set forth in Section 2.2.

                 "Estimate" has the meaning set forth in Section 3.8.

                 "Event of Default" means an Event of Default under the Note Indenture, the Discount Note Indenture or the Term Loan Agreement or any event, act or circumstance which would permit or result in the acceleration of any Permitted Replacement Financing or the institution in respect thereof of any remedy by the Secured Party thereunder.





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                                      -8-




                 "Guarantors" has the meaning set forth in recital A hereto.

                 "Indentures" has the meaning set forth in recital B hereto.

                 "Loan" or "Loans" shall have the meaning given such terms in the Term Loan Agreement as in effect on the date hereof.

                 "Majority Holders of an Applicable Class" means, at any time, the holders of the Senior Secured Notes, the Senior Secured Discount Notes or the Lenders or interests in any other Debt Instrument constituting Permitted Replacement Financing which in principal amount constitute more than 50% of the Total Amount of Secured Obligations of an Applicable Class; provided, however, that for purposes of calculating the percentage set forth in this definition there shall not be counted the principal amount of any Notes and/or interests in any Debt Instrument constituting Permitted Replacement Financing (A) for which (and to the extent that) there are at such time on deposit with the Collateral Agent amounts to be applied to the payment of principal of or interest or premium on or with respect thereto, (B) which are owned or held by or on behalf of the Company or any of its Affiliates, (C) which are owned or held by or on behalf of any Denied Holder or (D) which have been defeased or in respect of which the Company's and each of its subsidiaries' (if applicable) obligations have been terminated in each case pursuant to the provisions of Article Eight of each Indenture or of any comparable provisions set forth in any Debt Instrument constituting Permitted Replacement Financing.

                 "Mortgaged Property" has the meaning set forth in recital E hereto and any other "Mortgaged Property" as defined in any other Mortgage.

                 "Mortgage" has the meaning set forth in recital D hereto and any other mortgage, deed of trust or other instrument substantially in the form of the Mortgage described in recital E hereto executed and delivered pursuant to the provisions of this Agreement.





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                                      -9-




                 "Note Indenture" has the meaning set forth in recital A hereto.

                 "Note Trustee" has the meaning set forth in recital A hereto.

                 "Noteholders" means the Senior Secured Noteholders and the Senior Secured Discount Noteholders, collectively.

                 "Notes" has the meaning set forth in recital B hereto.

                 "Obligors" has the meaning set forth in the introductory paragraph hereto.

                 "Permitted Additional Lender" has the meaning set forth in recital G hereto.

                 "Permitted Replacement Financing" has the meaning set forth in recital G hereto.

                 "Pro Rata Share" with respect to any Secured Party means, at any date of determination thereof, the percentage derived by dividing (i) the total, without duplication, of all amounts owed to such Secured Party (whether by virtue of acceleration or otherwise) under or in respect of the Debt Instrument held or administered by such Secured Party (it being expressly understood that in the case of any Debt Instrument issued at a discount, the principal amount thereof at any time shall be limited to the Accreted Amount thereof), less the amount on deposit in the relevant Collateral Proceeds Account with respect thereto, by (ii) the Total Amount of Secured Obligations; provided, however, that (A) with respect to any Secured Party representing an issue of Permitted Replacement Financing, if any holder of such issue of Permitted Replacement Financing pursuant to Section 8.11 shall not be entitled to the benefits of this Agreement (a "Denied Holder"), then the amount calculated under clause (i) of this definition with respect to such Secured Party shall exclude the total amount of Secured Obligations owing to each and every such Denied Holder at the relevant time of calculation hereunder and (B) for purposes of clause (i) of this





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                                      -10-



definition, there shall not be counted any Notes and/or interests in any Debt Instrument constituting Permitted Replacement Financing which (I) have been defeased or in respect of which the Company's and each of its subsidiaries' (if applicable) obligations have been terminated pursuant to the provisions of Article Eight of each Indenture or of any comparable provisions set forth in any Debt Instrument constituting Permitted Replacement Financing and (II) are owned or held by or on behalf of the Company or any of the Company's Affiliates; and provided, further, that for purposes of clause SECOND of
Section 4.1, the Total Amount of Secured Obligations in clause (ii) above shall include only amounts then outstanding under or in respect of (x) the Note Indenture and the Senior Secured Notes and any related instruments and agreements, (y) the Discount Note Indenture and the Senior Secured Discount Notes and any related instruments and agreements and (z) the Term Loan Agreement and any related instruments and agreements.

                 "Requisite Lenders" has the meaning given such term in the Term Loan Agreement as in effect on the date hereof.

                 "Secured Obligations" means, at any time, the obligations of the Company and/or its subsidiaries from time to time under or in respect of the Debt Instruments (calculated, in the case of any Debt Instrument issued at a discount, as the Accreted Amount thereof).

                 "Secured Party" means (i) the Note Trustee, in respect of the applicable Debt Instruments including the Senior Secured Notes and the Note Indenture, (ii) the Discount Note Trustee, in respect of the applicable Debt Instruments including the Senior Secured Discount Notes and the Discount Note Indenture, (iii) the Agent, in respect of the applicable Debt Instruments including the Term Loan Agreement, (iv) the Collateral Agent, in respect of the Security Documents and (v) with respect to Secured Obligations under or in respect of any Debt Instrument constituting Permitted Replacement Financing, the trustee, agent or fiduciary in respect thereof and, if no such trustee, agent or fiduciary exists in respect thereof, the holders thereof collectively whose identities and addresses are actually known to the Collateral Agent; provided, however, that





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                                      -11-



with respect to clause (v), such entities or their legal representative on their behalf, shall have executed and delivered a CAA Supplement and the other conditions set forth in Section 8.11 hereof shall have been satisfied.

                 "Security Agreement" has the meaning set forth in recital E hereto.

                 "Security Documents" means the Intercreditor Agreement, the Company Stock Pledge, the Mortgage, the Security Agreement, the Subsidiary Stock Pledge, the Disbursement Agreement, the Indentures (to the extent the Indentures constitute security agreements under the UCC), the Term Loan Agreement (to the extent the Term Loan Agreement constitutes security agreements under the UCC) and all other instruments or documents delivered by the Obligors evidencing or creating any Lien in favor of the Collateral Agent in all or any portion of the Collateral (including, without limitation, any Additional Security Documents), in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.

                 "Senior Secured Discount Noteholders" means holders of the Senior Secured Discount Notes.

                 "Senior Secured Discount Notes" has the meaning set forth in recital B hereto.

                 "Senior Secured Noteholders" means holders of the Senior Secured Notes.

                 "Senior Secured Notes" has the meaning set forth in recital A hereto.

                 "Shared Collateral" means the Pledged Collateral (as defined in each of the Company Stock Pledge, the Subsidiary Stock Pledge and the Security Agreement), the Mortgaged Property (as defined in the Mortgage) and the Collateral Account hereunder and any other property which may from time to time be subject to one or more of the Liens evidenced or created by any of the Security Documents (other than the Disbursement Agreement).





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                                      -12-




                 "Subsidiary Stock Pledge" has the meaning set forth in recital
E.

                 "Survey" means a survey of any parcel of real property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state in which such property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated (or redated) to a date after the completion of such construction, (iii) certified by the surveyor (in a manner reasonably acceptable to the title company providing title insurance in respect of the Liens of the Security Documents) and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey.

                 "Title Policies" means any mortgagee policies of title insurance delivered to the Collateral Agent in connection with the issuance of the Notes and any other mortgagee policies of title insurance delivered to the Collateral Agent under the applicable Debt Instrument in connection with any Permitted Replacement Financing.

                 "Total Amount of Secured Obligations" means, at any time, the total, without duplication, of all amounts then outstanding under or in respect of each of the Debt Instruments (calculated, in the case of Debt Instruments issued at a discount, as the Accreted Amount thereof), less, in each case, (A) the amount of cash collateral on deposit in the Collateral Proceeds Accounts with respect thereto and (B) the principal amount of any Notes and/or interests in any Debt Instrument constituting Permitted Replacement Financing (I) which are owned or held by the Company or any of its Affiliates, (II) which are owned or held by or on behalf of any Denied Holder and (III) which have been defeased or in respect of which the Company's and each of its subsidiaries' (if applicable) obligations have been terminated in each case pursuant to the provisions of Article Eight of each Indenture or of any comparable provisions set forth in any Debt Instrument constituting Permitted Replacement Financing.

                 "Total Amount of Secured Obligations of an Applicable Class" means, at any time, the total, without duplication, of all amounts then outstanding under or in respect of the Senior Secured Notes, the Senior Secured Discount Notes, the Term Loan Agreement or any issue of Permitted Replacement Financing, less, in each case (A) the amount of cash collateral on deposit in the Collateral Proceeds Account with respect thereto and (B) the principal amount of any Notes and/or interests in any Debt Instrument constituting Permitted Replacement Financing (I) which are owned or held by or on behalf of the Company or any of its Affiliates, (II) which are owned or held by or on behalf of any Denied Holder and (III) which have been defeased or in respect of which the Company's and each of its subsidiaries' (if applicable) obligations have been terminated in each case pursuant to the provisions of Article Eight of each Indenture or of any comparable provisions set forth in any Debt Instrument constituting Permitted Replacement Financing.

                 "Trust Estate" means (i) the right, title and interest of the Collateral Agent in, to and under each of the Security Documents, (ii) the right, title and interest of the Collateral Agent in, to and under each of the Title Policies and (iii) the amounts from time to time held in the Collateral Proceeds Accounts.

                 "Trustees" has the meaning set forth in recital B hereto.

                 "Trust Moneys" has the meaning set forth in Section 3.3 hereof.

                 (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.





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                                      -14-



                                   ARTICLE 2

                         DECLARATION OF TRUST; REMEDIES

                 2.1 Declaration and Acceptance of Trust. The Collateral Agent hereby declares, and the Obligors agree, that the Collateral Agent holds the Trust Estate as trustee in trust under this Agreement for the equal and ratable benefit of the Secured Parties (and the Persons for whom the Secured Parties act as trustee, agent or fiduciary, as applicable) as provided herein. By acceptance of the benefits of this Agreement and the Security Documents each Secured Party and each Person for whom such Secured Party acts as trustee, agent or fiduciary, as applicable, (i) consents to the appointment of the Collateral Agent as agent hereunder and grants the Collateral Agent all rights and powers necessary for the Collateral Agent to perform its obligations hereunder, (ii) confirms that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party (or Person, as applicable) to make claims under and otherwise act in all respects as the beneficiary of the Title Policies and for enforcement of any remedies under or with respect to any Security Document (including, without limitation, the Intercreditor Agreement) and the giving or withholding of any consent or approval relating to any Collateral or the Security Documents (including, without limitation, the Intercreditor Agreement) or any obligations with respect thereto or otherwise take any action on behalf of the Secured Parties contemplated in the Security Documents (including, without limitation, to receive opinions, maintain collateral accounts and exercise remedies), (iii) agrees that, except as provided in this Agreement, such Secured Party (or Person, as applicable) shall not take any action to enforce any of such remedies or give any such consents or approvals relating to any Collateral or the Security Documents or itself make any claim under the Title Policies, and (iv) agrees that such Secured Party (or Person, as applicable) shall not bring any suit, action or proceeding to enforce such Secured Party's Debt Instrument or any interest therein (including any individual bond, note or similar instrument comprising a portion of a Debt Instrument) if doing so could, under the laws of any applicable jurisdiction, cause to be applicable any "one action rule" or other law or defense which could adversely affect any Secured Party's rights and remedies in respect of any Collateral.

                 2.2 Remedies. Upon the occurrence and during the continuance of an Event of Default in respect of any Debt Instrument, the Majority Holders of an Applicable Class in respect of such Debt Instrument (or, if the Secured Party in respect of such Debt Instrument is a trustee, agent or fiduciary, such Secured Party) shall in one or more writings addressed to the Collateral Agent specify that an Event of Default has occurred and is continuing and shall state the nature thereof (each such writing, an "Enforcement Notice"). Such Enforcement Notice may also indicate what rights or remedies available to the Collateral Agent or the Secured Parties with respect to the Collateral the Secured Party requests be exercised by the Collateral Agent on behalf of all Secured Parties. Each Enforcement Notice shall generally describe the nature of and relevant facts relating to such Event of Default and that such notice is being delivered by the Majority Holders of an Applicable Class of a Debt Instrument or by the Secured Party in respect of a Debt Instrument who is a trustee, agent or fiduciary and is authorized by and entitled to bind such holders. Upon the receipt of an Enforcement Notice by the Collateral Agent, the Collateral Agent shall, within three Business Days thereafter, notify each Secured Party and the Company in writing that the Collateral Agent has received such Enforcement Notice, enclosing a copy of such Enforcement Notice. An Enforcement Notice shall be deemed to be in effect hereunder only if such notice shall have been given and not rescinded, annulled or withdrawn in writing by the applicable Secured Party. In the event an Enforcement Notice is inconsistent with any previously delivered Enforcement Notice, the Collateral Agent shall, as soon as practicable, but in any event within three Business Days of obtaining knowledge of such inconsistency, give notice thereof to all Secured Parties. Thereafter, subject to the provisions hereof relating to indemnification of the Collateral Agent, the Collateral Agent shall exercise the right or remedy directed by the Directing Holders as reported to the Collateral Agent in writing by the Directing Holders as contemplated in
Section 2.6 of this Agreement and any other actions not inconsistent with such direction.

                 2.3 Determinations Relating to Collateral. Prior to the occurrence and continuance of an Event of Default and receipt of an Enforcement Notice from the Majority Holders of an Applicable Class or a Secured Party, in the event (i) the Collateral Agent shall receive any written request from any Obligor under any Security Document (other than the Indentures or the Term Loan Agreement) for consent or approval with respect to any matter or thing relating to any Collateral or such Obligor's obligations with respect thereto (including, without limitation, consent to amendment of the documents relating to the Modernization Project as required by Section 6(i) of the Security Agreement) and which matter or thing is, under the terms of any applicable Security Document, of a nature such that the Collateral Agent shall not be entitled to respond thereto or determines not to respond thereto or (ii) there shall be due to or from the Collateral Agent under the provisions of any Security Document (other than the Indentures or the Term Loan Loan Agreement) any material performance or the delivery of any material instrument or (iii) the Collateral Agent shall become aware of any nonperformance by any Obligor of any covenant or any breach of any representation or warranty of such Obligor set forth in any Security Document (other than the Indentures or the Term Loan Loan Agreement), then, in each such event, the Collateral Agent shall, within three Business Days, advise all Secured Parties in writing of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Collateral Agent has become aware. The Directing Holders shall have the exclusive authority to direct the Collateral Agent's response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. In the event the Collateral Agent shall be required to respond to any of the circumstances contemplated in this Section 2.3, the Collateral Agent shall be entitled, at the sole cost and expense of the Company, to hire experts, consultants, agents and attorneys to advise the Collateral Agent on the manner in which the Collateral Agent shall respond thereto. The Collateral Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Directing Holders.

                 2.4 Right to Make Advances. If an advance of funds shall at any time be required for the preservation or maintenance of any Collateral, subject to Section 6.4(c), the Collateral Agent, any Secured Party or any Person for whom a Secured Party acts as trustee, agent or fiduciary shall be entitled to make, but not be obligated to make, such advance. Each such advance shall be reimbursed, with interest accrued from the date such advance was made at the rate borne by the Senior Secured Discount Notes, by the Obligors upon demand by the Collateral Agent or such Secured Party or Person, as the case may be, and if the Obligors fail to comply with any such demand, out of the proceeds of any sale of or other realization upon any Collateral distributed pursuant to clause FIRST of Section 4.1. In the event any Secured Party shall receive any funds which, under this Section 2.4, belong to the Collateral Agent or any other Secured Party (or Person for whom a Secured Party acts as trustee, agent or fiduciary), such Secured Party shall remit such funds promptly to the Collateral Agent for distribution to the Collateral Agent or such other Secured Party (or Person), as the case may be, and prior to such remittance shall hold such funds in trust for the Collateral Agent or such other Secured Party (or Person), as the case may be.

                 2.5 Nature of Secured Parties' Rights. All of the Secured Parties (and each Person for whom a Secured Party acts as trustee, agent or fiduciary) shall be bound by any instruction or direction given by the Directing Holders pursuant to this Agreement to the extent any such instruction or direction is within the powers or rights granted to such group under this Agreement.

                 2.6 Voting. In each case where any vote or consent of the Directing Holders is required or desired to be made or determined hereunder or under the Intercreditor Agreement, each Secured Party shall, in accordance with the provisions of its Debt Instrument, advise in reasonable detail in writing the Persons for whom it acts as trustee, agent or fiduciary of the matters or things to which such vote or consent pertain and afford such Persons an opportunity to indicate (which may be accomplished by affirmative act or failure to act within a reasonably prescribed time period) a response to the matters or things set forth in such writing. The results of such voting or consent solicitation shall be promptly reported in writing to the Collateral Agent and shall be certified as correct to the best knowledge of such Secured Party. Any determination as to whether a vote or consent of the Directing Holders has been obtained shall be made by the Collateral Agent on the basis of such written information, which information may be conclusively relied upon by the Collateral Agent. The Collateral Agent shall not be liable for errors in such determinations unless the Collateral Agent shall have been grossly negligent or shall have acted in bad faith in connection therewith.


                                   ARTICLE 3

               COLLATERAL ACCOUNT; COLLATERAL PROCEEDS ACCOUNTS;
                      WITHDRAWALS FROM COLLATERAL ACCOUNT

                 3.1 Collateral Account. (a) On the date hereof there shall be established and, at all times hereafter until this Agreement shall have terminated, there shall be maintained with the Collateral Agent, a single collateral account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Collateral Agent at its corporate trust offices. All Trust Moneys which are received by the Collateral Agent shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Collateral Agent as part of the Trust Estate in accordance with the provisions of this Agreement.
                 (b) Each of the Note Trustee, the Discount Note Trustee and the Agent hereby appoints and constitutes the Collateral Agent as its agent for the administration of the Collateral Account. In the event there shall be any Permitted Replacement Financing in effect, the Secured Party in respect thereof hereby appoints and constitutes the Collateral Agent as its agent for the administration of the Collateral Account in respect thereof.

                 (c) The Collateral Agent shall take such actions with respect to the Collateral Account as shall be directed in writing by the Directing Holders and shall hold, apply and release funds held in the Collateral Account in accordance with the provisions hereof as directed by the Directing Holders to the extent not inconsistent with this Agreement and the Debt Instruments; provided, however, that notwithstanding the foregoing, so long as no Event of Default is continuing and no Enforcement Notice is in effect, application of Trust Moneys held in the Collateral Account by the Collateral Agent pursuant to the direction of the Company shall not require the consent of any Secured Party, holder of Notes or holder of Permitted Replacement Financing if and to the extent such direction is made by the Company in compliance with all of the terms and provisions hereof and each Debt Instrument and if all of the conditions precedent herein and therein for the effectiveness of such direction have been satisfied in full all of which shall be certified to the Collateral Agent as required herein and therein.

                 3.2 Collateral Proceeds Accounts. The Collateral Agent shall establish and maintain, at the office of its corporate trust division, a separate collateral trust account (each, a "Collateral Proceeds Account"), which may be sub accounts or notional accounts of one account, for each of the Secured Parties in respect of its Debt Instrument until the earlier of (i) the termination of this Agreement or (ii) the indefeasible payment in full, in cash, to all Secured Parties of all Obligations owing to such Secured Parties. All funds on deposit in the Collateral Proceeds Accounts shall be held, applied and disbursed by the Collateral Agent as part of the Trust Estate in accordance with the terms of this Agreement.

                 3.3 "Trust Moneys" Defined. All cash or Cash Equivalents received by the Collateral Agent:

                  (i) upon the release of Property from the Lien of the Security Documents; or

                  (ii) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Collateral Agent for any loss, liability or expense incurred by it) including, without limitation, proceeds of any insurance received pursuant to Section 1.13 of any Mortgage; or

                 (iii) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent (including any proceeds received pursuant to Section 1.13 of any Mortgage in respect of the sale or other disposition of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of a governmental authority) or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or

                  (iv) for application hereunder, in the Indentures, in the Term Loan Agreement, in the Debt Instruments constituting Permitted Replacement Financing or in the Security Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or therein;

(all such moneys being herein sometimes called "Trust Moneys"); shall be held by the Collateral Agent for the benefit of the Secured Parties as a part of the Trust Estate and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to enforcement of the Security Documents, said Trust Moneys shall be applied in accordance with Section 4.1 hereof; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Collateral Agent, from time to time as provided herein.

                 3.4 Withdrawal of Certain Net Cash Proceeds Aggregating Less Than $5 Million. In accordance with Section 4.06(b)(A) of each of the Indentures, Section 5.6(b)(A) of the Term Loan Agreement and any analogous provisions of any Debt Instrument evidencing Permitted Replacement Financing, to the extent that any Trust Moneys consist of Available Proceeds Amounts and the aggregate amount of all Available Proceeds Amounts (whether derived from one or more Asset Sales, insurance or eminent domain or similar proceedings) received by the Company or the Collateral Agent to date is less than $5 million, such Trust Moneys may be withdrawn by the Company and shall be paid by the Collateral Agent upon a request by a Company Order and upon receipt by the Secured
Parties of (i) an Officers' Certificate certifying that such Trust Moneys constitute Available Proceeds Amounts described above and that all such amounts received to date are less than $5 million and (ii) all opinions, certificates and other documentation required by the TIA, if any as certified to the Collateral Agent by the Company.

                 Upon compliance with the foregoing provisions of this Section 3.4, the Collateral Agent shall apply the Trust Moneys as directed and specified in such Company Order.

                 3.5 Withdrawal of Trust Moneys Following an Unapplied Proceeds Offer. To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Collateral Agent as a result of an Asset Sale and an Unapplied Proceeds Offer has been made in accordance with Section 4.06 of each of the Indentures, Section 5.6 of the Term Loan Agreement and the analogous provisions of any Debt Instrument evidencing Permitted Replacement Financing, such Trust Moneys may be withdrawn by the Company and shall be paid by the Collateral Agent to the Company (or as otherwise directed by the Company) upon a Company Order to the Collateral Agent and upon receipt by the Secured Parties of the following:

                 (a) An Officers' Certificate, dated not more than five days prior to the Purchase Date certifying:

                            (i) that no Default or Event of Default exists and that the release of the Trust Moneys will not result in a Default or Event of Default;

                           (ii) (A) that such Trust Moneys constitute Net Cash Proceeds, (B) that pursuant to and in accordance with
                 Section 4.06 of each of the Indentures, Section 5.6 of the Term Loan Agreement and the analogous provisions of any Debt Instrument evidencing Permitted Replacement Financing, the Company has made an Unapplied Proceeds Offer, (C) the amount of Trust Moneys to be applied to the repurchase of the Notes and any Debt Instruments evidencing Permitted Replacement Financing pursuant to the Unapplied Proceeds Offer, (D) the amount of Trust Moneys to be released to the Company, and (E) the Unapplied Proceeds Offer Payment Date; and

                          (iii) that all conditions precedent and covenants provided for in the Debt Instruments and this Agreement relating to such application of Trust Moneys have been complied with; and

                 (b) All opinions, certificates and other documentation required under the TIA, if any as certified to the Collateral Agent by the Company.

                 Upon compliance with the foregoing provisions of this Section 3.5, the Collateral Agent shall apply the Trust Moneys as directed and specified by such Company Order.

                 3.6 Withdrawal of Trust Moneys for Reinvestment. To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Collateral Agent as the result of an Asset Sale and the Company intends to invest such Net Cash Proceeds in a Related Business Investment (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by the Company and shall be paid by the Collateral Agent to the Company (or as otherwise directed by the Company) upon a Company Order to the Collateral Agent and upon receipt by the Secured Parties of the following:

                 (a) An Officers' Certificate certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of Section 4.06 of each of the Indentures, Section 5.6 of the Term Loan Agreement and the analogous provisions of any Debt Instrument evidencing Permitted Replacement Financing, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder, (iv) the parties executing any and all documents required under the provisions of this Section were duly authorized to do so, and (v) all conditions precedent and covenants provided for in the Debt Instruments and this Agreement relating to such release have been complied with;

                 (b) If the Related Business Investment to be made is an investment in real property:

                   (i) a Mortgage or other instrument or instruments in recordable form sufficient to grant to the Collateral Agent for the benefit of the Secured Parties (A) substantially the same rights and remedies in respect of such real property as granted thereto under the Mortgage executed and delivered on the Issue Date and
                          (B) a valid first priority mortgage Lien on such real property subject to no Liens other than Prior Liens of the types permitted under the Mortgage delivered on the Issue Date and, if the real property is a leasehold or easement interest, such Mortgage or other instrument or instruments shall include normal and customary provisions with respect thereto, in each case together with evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Lien;

                  (ii) a Title Policy (or a commitment to issue title insurance) insuring that the Lien of the instruments delivered pursuant to clause (i) above constitutes a valid and perfected first priority mortgage Lien on such real property in an aggregate amount equal to the fair market value of the real property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions of the type included in the Title Policy or otherwise delivered to the Collateral Agent on the Issue Date with respect to the Mortgaged Property;

                  (iii) in the event such real property has a fair value in excess of $250,000, a Survey with respect thereto;

                  (iv) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject the real property to the Lien of any applicable Security Document and to perfect such Lien;

                  (v) an Officers' Certificate stating that the Company has caused there to be conducted by a reputable expert a review and analysis of the environmental conditions relating to such real property and that, in the reasonable and good faith judgment of the issuer thereof such real property does not contain any conditions which would cause a prudent institutional lender to decline to fund loans secured by such real property, together with a copy of the written report of such expert; and

                  (vi) such further documents, opinions, certificates or instruments (including, without limitation (A) policies or certificates of insurance, (B) UCC, judgment and tax lien searches, (C) consents, approvals, estoppels and tenant subordination agreements and (D) Officers' Certificates in respect of compliance with local codes or ordinances relating to building or fire safety or structural soundness and the adequacy of utility services) as are customarily provided to institutional mortgage lenders;

                  (c) If the Related Business Investment is not an investment in real property:

                   (i) an instrument sufficient to grant to the Collateral Agent, for the benefit of the Secured Parties (A) substantially the same rights and remedies in respect of such personal property interest as granted thereto under the Security Agreement, the Company Stock Pledge or the Subsidiary Stock Pledge, as the case may be, executed and delivered on the Issue Date and
                          (B) a valid first priority Lien on such personal property interest subject to no Liens other than Liens permitted under such instrument, together with evidence of the filing of such financing statements and other instruments as may be necessary to perfect such Liens; and

                   (ii) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject the Related Business Investment to the Lien of any Security Document; and

                   (d) An Opinion of Counsel substantially stating:

                   (i) that the instruments that have been or are therewith delivered to the Collateral Agent conform to the requirements of this Agreement and the Security Documents, and that, upon the basis of such request of the Company and the accompanying documents specified in this Section 3.6, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 3.6;

                 (ii) that the Collateral Agent has a valid and perfected Lien on such Related Business
                          Investments, that the same and every part thereof are subject to no Liens prior to the Lien of the Security Documents, except Liens permitted under the Security Documents; and

                 (iii) that all of such Obligor's right, title and interest in and to said Related Business Investments, are then subject to the Lien of the Security Documents;

                 (e) All certificates, opinions and other documentation required under the TIA, if any as certified to the Collateral Agent by the Company.

                 Upon compliance with the foregoing provisions of this Section 3.6, the Collateral Agent shall apply the Released Trust Moneys as directed and specified by such Company Order.

                 3.7 Withdrawal of Trust Moneys on Basis of Retirement of Securities. Trust Moneys may be withdrawn by the Company to be applied to the redemption and retirement of the Notes or the repayment of any Loans and shall be paid by the Collateral Agent to the Company (or as otherwise directed by the Company) upon a Company Order to the Collateral Agent and upon receipt by the Secured Parties of the following:

                 (a) A Board Resolution requesting the withdrawal and payment of a specified amount of Trust Moneys; and

                 (b) An Officers' Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, certifying that (i) there is no Default or Event of Default in effect or continuing on the date thereof and (ii) all conditions precedent and covenants provided for in the Debt Instruments and this Agreement relating to such withdrawal and application have been complied with.

                 Upon compliance with the foregoing provisions of this Section 3.7, the Collateral Agent shall apply the Trust Moneys as directed and specified by such Company Order.

                 3.8 Withdrawal of Net Proceeds and Net Awards For Restoration. To the extent that any Trust Moneys consist of either Net Proceeds or Net Awards received by the Collateral Agent pursuant to Section
1.13 of any Mortgage and such Net Proceeds or Net Awards are required to be applied or may be applied by the Obligor thereunder to effect a Restoration of the affected Collateral, such Trust Moneys may be withdrawn by the Company and shall be paid by the Collateral Agent upon a request by a Company Order to reimburse such Obligor for expenditures made, or to pay costs incurred, by such Obligor to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Secured Parties of the following:

                 (a) An Officers' Certificate of the Company, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys stating:

                            (i) that expenditures have been made, or costs incurred, by such Obligor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair market value thereof at the date of the expenditure or incurrence thereof by such Obligor;

                           (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 3.8;

                          (iii) that there is no outstanding Indebtedness, other than costs for which payment is being requested, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's, statutory or other similar Lien upon any Collateral;

                           (iv) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of such Obligor's business;

                            (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by such Obligor has been used or operated by any Person other than such Obligor in a business similar to that in which such property has been or is to be used or operated by such Obligor, and whether the fair value to such Obligor, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $25,000, or at least 1% of the aggregate principal amount of the outstanding Notes and Loans, collectively;

                           (vi) that no Default or Event of Default under any Debt Instrument shall have occurred and be continuing; and

                          (vii) that all conditions precedent herein and in the Debt Instruments relating to such withdrawal and payment have been complied with;

                 (b)      An Opinion of Counsel substantially stating:

                            (i) that the instruments that have been or are therewith delivered to the Collateral Agent conform in all material respects to the requirements of this Agreement and the Security Documents, and that, upon the basis of such request of the Company and the accompanying documents specified in this Section 3.8 (and without any investigation as to any factual matter discussed within those instruments), all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 3.8; and

                           (ii)   upon the payment therefor during the
                 performance and at completion of the Restoration work and the construction or installation thereof upon the Mortgaged Property, the buildings, fixtures, and personalty (other than non-UCC Property) comprising the Restoration work shall become subject to the lien of the Mortgage and other Security Documents pertinent thereto. The foregoing opinion does not address the priority of the lien of the Mortgage or other Security Documents with respect to competing Liens (if any) on the Restoration work.

                 (c) A certificate of an independent, reputable architect, engineer or appraiser acceptable to Collateral Agent and licensed in the state where the Premises are located, stating:

                            (i) that, based upon the Architect's observations at the site of the Restoration work and its review of the contractor's application for payment, the Restoration work to which the payment request relates has progressed to the point indicated therein and, to the best of the Architect's knowledge, information and belief, is in accordance with the Plans and Specifications and the other documents forming the contract for construction of the Restoration work (collectively, the "Contract Documents") subject (with respect to certifications relating to all payments other than the final payment upon completion of the Restoration work) to an evaluation of the Restoration work for conformance with the Contract Documents on substantial completion, results of subsequent tests and inspections and minor deviations from the Contract Documents correctable prior to completion;

                          (ii) the sums requested are required to reimburse such Obligor for payments by such Obligor to, or are due to, the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Restoration pursuant to the Contract Documents, and that, when added to the sums, if any, previously paid out by Collateral Agent, such sums do not exceed the amount due under the Contract Documents to the date of such Architect's Certificate;

                          (iii) whether or not the Estimate (as defined in the applicable Mortgage) continues to be accurate, and if not, what the entire cost of such Restoration under the Contract Documents is then estimated to be; and

                           (iv) that the amount of the Net Proceeds or Net Awards, as the case may be, plus any amount received by Collateral Agent under an Additional Undertaking (as defined in the applicable Mortgage) remaining after giving effect to such payment, based upon the Contract Documents in effect as of the date of the certification and the contractors most recent sworn statement setting forth the amounts yet to become due the contractor and its subcontractors, a copy of which is attached will be sufficient on completion of the Restoration to pay for the same in full (including, in detail, an estimate by trade of the remaining costs of completion);

                 (d) an endorsement (or the title insurers commitment to issue an endorsement upon receipt of advice that the funds requested have been disbursed) to the mortgage title policy for the property affected by the Restoration work (i) extending the effective date of the insurance thereunder to the date of the disbursement of funds requested, (ii) insuring that no mechanics liens arising from the Restoration work have been filed of record to such date, (iii) insuring against mechanics liens arising with respect to that portion of the Restoration work for which the request for disbursement is made thereunder, and (iv) reflecting no other liens or additional Schedule B exceptions to such title policy. Said commitment and endorsement shall be in form substantially the same as that attached to the Disbursement Agreement as Attachment 1.

                 (e) If such request is the final request for any payment, in addition to the documentation required by (a), (b),
                 (c) and (d) above, such request shall be accompanied by:

                          an Officers' Certificate stating that all occupancy
                 certificates, operating and other permits, licenses, waivers, other documents, or any combination of the foregoing required by law in connection with or as a result of such Restoration have been obtained; and


                 (f) All other documentation required under TIA Section 314(d), if any.

                 Upon compliance with the foregoing provisions of this Section 3.8, the Collateral Agent shall pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause
(i) of subsection (a) of this Section 3.8, or the fair value to such Obligor of such repairs, rebuildings and replacements, as stated in such Officers' Certificate, whichever is less.

                 3.9 Investment of Trust Moneys. (a) All or any part of any Trust Moneys held by the Collateral Agent shall from time to time be invested or reinvested by or on behalf of the Collateral Agent in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Collateral

Agent as a part of the Trust Estate, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

                 (b) The Collateral Agent shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 3.9.


                                   ARTICLE 4

                         APPLICATION OF CERTAIN AMOUNTS

                 4.1 Application of Proceeds. In the event that there shall have occurred an Event of Default, and by virtue of the exercise of remedies in respect thereof or in connection therewith, the Collateral Agent receives any amount or proceeds from the sale or disposition of or realization upon any Collateral (including, without limitation, proceeds of any claim under the Title Policies), the Collateral Agent shall apply such amount or proceeds as soon as practicable after receipt as follows:

                 FIRST: To the Collateral Agent in an amount equal to the Collateral Agent's fees and expenses, including reasonable attorney's fees and expenses which are unpaid as of the applicable Distribution Date and to any Secured Party or other Person which has theretofore advanced or paid any such Collateral Agent's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party or Person and to reimburse to the Collateral Agent and any Secured Party or other Person the amount of any advance made pursuant to Section 2.4 (with interest thereon at a rate per annum equal to two percent (2%) in excess of the highest rate payable under the Notes);

                 SECOND: (a) With respect to the Shared Collateral to each Secured Party in an amount equal to the product of (i) the total amount available for distribution on such Distribution Date under this clause SECOND attributable to such Shared Collateral and

(ii) such Secured Party's Pro Rata Share and (b) with respect to the Disbursement Collateral, to the Note Trustee, the Discount Note Trustee and the Agent in an amount equal to the product of (i) the total amount available for distribution on such Disbursement Date under this clause SECOND attributable to such Disbursement Collateral and (ii) such Secured Party's Pro Rata Share; and

                 THIRD: After payment in full of all Secured Obligations in accordance with the provisions of clause SECOND above, to the Company or the successors or assigns of the Company as their interests may appear, or to such Person who may be lawfully entitled to receive the same.

                 4.2  Release of Amounts in Collateral Proceeds
Accounts. Amounts on deposit in a Collateral Proceeds Account with respect to Secured Obligations shall be paid to the applicable Secured Party as contemplated in Section 4.1 hereof upon receipt by the Collateral Agent of a certificate from such Secured Party setting forth the name of the Person to whom payment should be made and the amount owing to such Secured Party and stating that such amount will be applied to the payment of Secured Obligations.

                 4.3 Payment Provisions. For the purposes of Section 4.1, all interest to be paid on any of the Secured Obligations pursuant to the terms of any Debt Instrument shall, as among the Secured Parties and irrespective of whether recognized or allowed by any bankruptcy proceeding, be treated as due and owing on the Secured Obligations; provided, however, that no default rate of interest in excess of 2% per annum in excess of the rate borne by such Secured Obligations in the event there would have been no default shall be taken into account for purposes of Section 4.1.


                                   ARTICLE 5

                        AGREEMENTS WITH COLLATERAL AGENT

                 5.1 Delivery of Debt Instruments. On the date hereof, the Company shall deliver to the Collateral Agent a true and complete copy of each of the Debt Instruments to which it and/or any other Obligor is a party as in effect on the date hereof. Promptly upon the execution thereof, the Company shall deliver to the Collateral Agent a true and complete copy of any and all amendments, modifications or supplements of or to any Debt Instrument to which it and/or any other Obligor is a party and copies of any Debt Instrument it and/or any other Obligor hereafter delivers.

                 5.2 Information as to Holders. The Company shall deliver to the Collateral Agent by January 15 in each year, and from time to time upon request of the Collateral Agent, a list setting forth, by each Debt Instrument,
(i) the aggregate principal amount outstanding thereunder, (ii) the interest rate or rates then in effect thereunder, and (iii) to the extent known to the Company and/or the other Obligors, the names of the Secured Parties and the unpaid principal amount thereof owing to each Secured Party (or the Persons for whom such Secured Party acts as trustee, agent or fiduciary). The Company shall furnish to the Collateral Agent within thirty days after the date hereof a list setting forth the name and address of each party to whom notices must be sent under the Debt Instruments to which it and/or any other Obligor is a party and the Company shall furnish promptly to the Collateral Agent any changes or additions to such list.

                 5.3 Compensation and Expenses. The Obligors shall pay to the Collateral Agent, from time to time upon demand, (i) compensation (which shall be reasonable and not in excess of the Collateral Agent's customary compensation for similar services and shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for its services hereunder and for administering the Trust Estate and (ii) all of the fees, costs and expenses of the Collateral Agent (including, without limitation, the fees and disbursements of its counsel and such financial or investment advisor and special counsel as the Collateral Agent elects to retain) (a) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement, and the enforcement of any provisions hereof, or (b) incurred or required to be advanced in connection with the administration of the Trust Estate, the investment of the Trust Monies, and the preservation, protection or defense of the Collateral Agent's rights under this Agreement and in and to the Collateral and the Trust Estate. The obligations of the Obligors under this Section 5.3 shall survive the termination of the other provisions of this Agreement.

                 5.4 Stamp and Other Similar Taxes. The Obligors shall indemnify and hold harmless the Collateral Agent and each Secured Party (and each Person for whom any Secured Party acts as trustee, agent or fiduciary) from any present or future claim for liability for any mortgage, stamp, recording, intangibles or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document or any Secured Obligation. The obligations of the Obligors under this Section 5.4 shall survive the termination of the other provisions of this Agreement.

                 5.5 Filing Fees, Excise Taxes, etc. The Obligors shall pay or reimburse the Collateral Agent for any and all amounts in respect of all search, filing, intangible, transfer, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement, any Security Document or any Secured Obligation to the extent the same may be paid or reimbursed by the Obligors without subjecting the Collateral Agent or any Secured Party to any civil or criminal liability. The obligations of the Obligors under this Section 5.5 shall survive the termination of the other provisions of this Agreement.

                 5.6 Indemnification. (a) Each Obligor agrees to, jointly and severally, pay, indemnify, and hold the Collateral Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Security Documents unless arising from the gross negligence or willful misconduct of the Collateral Agent. Without limiting the foregoing sentence in any way, the Obligors shall also indemnify the Collateral Agent for, and hold it harmless against, any loss or liability incurred by the Collateral Agent (including reasonable attorneys' and consultants' fees and court costs) arising from or relating to any Environmental Laws or Hazardous Materials (as such terms are defined in the Mortgage) concerning the Mortgaged Property (as such term is defined in the Mortgage) or any breach or alleged breach by the Obligors of any representation, warranty or covenant in the Mortgage, provided such is not due to the Collateral Agent's willful violation of any Environmental Laws.

                 (b) In any suit, proceeding or action brought by the Collateral Agent with respect to the Collateral or for any sum owing in respect of Secured Obligations, or to enforce the provisions of any Security Document, the Obligors shall, jointly and severally, save, indemnify and keep the Collateral Agent and each of the Secured Parties (and each Person for whom any Secured Party acts as trustee, agent or fiduciary) harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever incurred or suffered by the Collateral Agent or such Secured Party (or Person), as the case may be, arising out of a breach by the Obligors of any obligation set forth in this Agreement, and all such obligations of the Obligors shall be and remain enforceable against and only against the Obligors. The provisions of this
Section 5.6 shall survive the termination of the other provisions of this Agreement.

                 5.7 Recording and Opinions; Further Assurance. (a) Each Obligor shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents, including, without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Secured Parties and the Collateral Agent under this Agreement and the other

Security Documents to all property comprising the Collateral. The Obligors shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Agreement and the other Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents.

                 (b) The Company shall furnish to the Collateral Agent and the Trustees, at the time of execution and delivery hereof, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Agreement and the grant of a security interest in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the security interests in the Collateral created by the Security Documents and reciting the details of such action, and stating that as to the security interests created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such security interests. Promptly after execution and delivery of this Agreement, the Company shall deliver the opinion(s) required by Section 314(b) of the TIA.
The Company shall furnish to the Secured Parties, at the time of execution and delivery of any Additional Security Document(s), Opinion(s) of Counsel either substantially to the effect set forth in clause (a) of the immediately preceding sentence (but relating only to such Additional Security Documents and the Collateral secured thereby) or to the effect set forth in clause (b) thereof.

                 (c) The Company shall furnish to the Collateral Agent yearly, simultaneous with its delivery to the Trustees, the Opinion of Counsel called for in Section 10.02 of the Indentures.

                 (d) At any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the

Obligors, the Obligors shall promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent reasonably deems necessary or desirable in obtaining the full benefits intended to be provided by this Agreement.


                                   ARTICLE 6

                                COLLATERAL AGENT

                 6.1 Acceptance of Trust. The Collateral Agent, for itself and its successors, hereby accepts the trust created by this Agreement upon the terms and conditions hereof, including those contained in Article 5 and in this
Article 6. The Collateral Agent's duties in respect of the Trust Estate shall include, without limitation, the review of applications of the Obligors or others for consents, waivers, releases or other matters relating to the Trust Estate or the Collateral and the prosecution following any Event of Default of any action or proceeding or the taking of any nonjudicial remedial action as shall be determined to be required pursuant to the provisions of Sections 2.2 and 2.3.

                 6.2 Exculpatory Provisions. (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein contained, all of which are made solely by the Obligors. The Collateral Agent makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Obligors thereto or as to the security afforded by the Security Documents or this Agreement or as to the validity, execution (except its own execution thereof), enforceability, legality or sufficiency of the Security Documents or this Agreement or of the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Trust Estate, except that, subject to the provisions of Section 6.4(c), in the event the Collateral Agent enters into possession of a part or all of the Collateral, the Collateral Agent shall use reasonable efforts to preserve the part in its possession.

                 (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Obligors of any of the covenants or agreements contained herein, in any Security Document or in any Debt Instrument. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by a Secured Party (or any Person for whom a Secured Party acts as trustee, agent or fiduciary), the Collateral Agent may rely on a certificate as to such amount from any trustee, agent or fiduciary constituting or representing such Secured Party and if any such Secured Party shall not provide such information to the Collateral Agent, such Secured Party shall not be entitled to receive payments hereunder (in which case the amounts otherwise payable to such Secured Party shall be held in trust for such Secured Party in the applicable Collateral Proceeds Account) until such Secured Party has provided such information to the Collateral Agent.

                 (c) The Collateral Agent shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Security Document or any Debt Instrument except for its own gross negligence or willful misconduct.

                 (d) Notwithstanding anything to the contrary contained in this Agreement, the Indentures, the Term Loan Agreement or any of the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose the Mortgage or otherwise exercise its remedies to acquire control or possession of the Mortgaged Property, the Collateral Agent shall not be required to commence any such action or exercise any such remedy if the Collateral Agent has determined in good faith that the Collateral Agent may incur liability under the Environmental Laws as the result of the presence at, or release on or from, the Facility of any Hazardous Materials unless the Collateral Agent has received security or indemnity, from a Secured Party or holders of

Indebtedness benefiting from this Agreement, in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.

                 6.3 Delegation of Duties. The Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct in the employment of such agents or attorneys-in-fact.

                 6.4 Reliance by the Collateral Agent. (a) The Collateral Agent may consult with counsel, and any opinion of such counsel (who shall not be employees of the Obligors) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

                 (b) The Collateral Agent may rely, and shall be fully protected in acting, upon any Enforcement Notice, resolution, statement, certificate, instrument, opinion, direction, instruction, report, notice, request, consent, order, bond or other paper or document as to which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Security Document.

                 (c) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including, without limitation, such reasonable advances as may be requested by the Collateral Agent, and liability relating in any way to Environmental Law and/or Hazardous Materials.

                 (d) The Collateral Agent shall not be responsible in any way for, nor shall it have a duty or obligation to, monitor, manage or perform the Company's policies, practices or compliance with Environmental Laws or Hazardous Materials relating to Mortgaged Property.

                 6.5 Resignation or Removal of the Collateral Agent. (a) The Collateral Agent may at any time, (i) by giving written notice to the Secured Parties, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor collateral agent or collateral agents pursuant to the terms of paragraph (b) hereof or
(ii) be removed from its capacity as the Collateral Agent by the Directing Holders. If no successor collateral agent or collateral agents shall be appointed and approved within sixty days from the date of the giving of the aforesaid notice of resignation or within sixty days from the date of such removal, the Collateral Agent (notwithstanding the termination of all of its other duties and obligations hereunder by reason of such resignation or such removal) shall, or any Secured Party may, apply to any court of competent jurisdiction to appoint a successor collateral agent or collateral agents (which may be an individual or individuals) to act hereunder. Any successor collateral agent or collateral agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or collateral agents appointed pursuant to the terms of paragraph (b) hereof.

                 (b) If at any time the Collateral Agent shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent by virtue of the removal of the Collateral Agent or for any other cause, a successor collateral agent or collateral agents may be appointed (i) automatically under the circumstances provided by Section 7.08(b) of each of the Indentures or (ii) in all other cases, by the Directing Holders, and in each of the cases described in clauses
(i) and (ii) of this paragraph (b), the powers, duties, authority and title of the predecessor collateral agent or collateral agents shall be terminated and cancelled without procuring the resignation of such predecessor collateral agent or collateral agents, and without any other formality (except as may be required by applicable law).

                 (c) The appointment and designation referred to in subsection 6.5(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral agent or collateral agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral agent or collateral agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Directing Holders, the Obligors or its or their successor collateral agent or collateral agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder. Each such predecessor or predecessors shall deliver all securities and moneys held by it or them to such successor collateral agent or collateral agents.

                 (d) Any required filing for record of the instrument appointing a successor collateral agent or collateral agents as hereinabove provided shall be at the expense of the Obligors. The resignation of any collateral agent or collateral agents and the instrument or instruments removing any collateral agent or collateral agents, together with all other instruments, deeds and conveyances provided for in this Article 6 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Obligors, wherever this Agreement is recorded, registered and filed.

                 6.6 Status of Successors to the Collateral Agent. Except as permitted by Section 6.5, every successor to the Collateral Agent appointed pursuant to Section 6.5 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight contiguous States, and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.

                 6.7 Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

                 6.8 Appointment of Additional and Separate Collateral Agent. Whenever (i) the Collateral Agent shall deem it necessary or prudent (in accordance with the advice or opinion of its counsel) in order to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, or (ii) the Collateral Agent shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Secured Parties, then in any such case, the Collateral Agent shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons approved by the Collateral Agent either to act as additional trustee or trustees of all or any part of the Trust Estate, jointly with the

Collateral Agent, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent. The Obligors and the Secured Parties hereby consent to all actions taken by the Collateral Agent under the foregoing provisions of this Section 6.8.


                                   ARTICLE 7

                      TERMINATION; RELEASES OF COLLATERAL;
                          EXPIRATION OF CERTAIN RIGHTS

                 7.1 Termination. This Agreement shall terminate when all amounts owing in respect of the Secured Obligations under or in respect of (i) the Note Indenture and the Senior Secured Notes and any related instruments and agreements, (ii) the Discount Note Indenture and the Senior Secured Discount Notes and any related instruments and agreements and (iii) the Term Loan Agreement and any related instruments and agreements shall have been indefeasibly paid in full in cash or at such time as such Secured Obligations otherwise have been defeased in accordance with the applicable Debt Instrument and the Obligors and its subsidiaries are discharged of their obligations under each such Debt Instrument in accordance with its terms; provided, however, that if such Debt Instrument is subject to reinstatement as provided in Section 8.05 of the Indentures, this Agreement shall likewise be reinstated.

                 7.2 Releases of Collateral. (a) Following the repayment in full of all Indebtedness outstanding under the Term Loan Agreement and the termination of such Term Loan Agreement, the Company shall be entitled to obtain a full release of all of the Collateral from the Liens of the Security Documents upon compliance with the conditions precedent set forth in Section
8.01 of each of the Indentures for satisfaction and discharge of the Indentures or for defeasance pursuant to Section 8.02(b) of each of the

Indentures and of the analogous provisions of the Debt Instruments evidencing any Permitted Replacement Financing. Upon delivery by the Company to the Secured Parties of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight of each of the Indentures), the Collateral Agent shall forthwith take all necessary action (at the request of and the expense of the Obligors) to release and reconvey to the appropriate Obligors all of the Collateral, and shall deliver such Collateral in its possession to the appropriate Obligors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

                 (b) The Company shall be entitled to obtain a release of, and the Collateral Agent shall release, items of Collateral (other than Trust Moneys) (the "Released Interests") subject to an Asset Sale upon compliance with the condition precedent that the Company shall have delivered to the Secured Parties the following:

                   (i) A Company Order requesting release of Released Interests, such Company Order (A) specifically describing the proposed Released Interests, (B) specifying the value of such Released Interests on a date within 60 days of the Company Order (the "Valuation Date"), (C) stating that the purchase price to be received is at least equal to the fair market value of the Released Interests,
         (D) stating that the release of such Released Interests will not interfere with or impede the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (E) confirming the sale of, or an agreement to sell, such Released Interests is a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is such an Affiliate, confirming that such sale is being made in accordance with Section 4.03 of each of the Indentures, Section 5.3 of the Term Loan Agreement and the analogous provisions of the Debt Instruments evidencing any Permitted Replacement Financing, (F) certifying that such Asset Sale complies with the terms and conditions of Section 4.06 of each of the Indentures, Section 5.6 of the Term Loan Agreement and the analogous provisions of the Debt Instruments evidencing any Permitted Replacement Financing, (G) in the event that there is to be a substitution of Property for the Collateral subject to the Asset Sale, specifying the Property intended to be substituted for the Collateral to be disposed of and (H) shall be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent;

                  (ii) An Officers' Certificate certifying that (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of an Asset Sale pursuant to Section 4.06 of each of the Indentures, Section 5.6 of the Term Loan Agreement and the analogous provisions of the Debt Instruments evidencing any Permitted Replacement Financing, (B) all Net Cash Proceeds from the sale of any of the Released Interests will be applied pursuant to Section 4.06 of each of the Indentures, Section 5.6 of the Term Loan Agreement and the analogous provisions of the Debt Instruments evidencing any Permitted Replacement Financing, (C) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Released Interest will not result in a Default or Event of Default hereunder and (E) all conditions precedent to such release have been complied with;

                 (iii) The Net Cash Proceeds and other non-cash consideration received from the Asset Sale required to be delivered to the Collateral Agent pursuant to Section 4.06 of each of the Indentures, Section 5.6 of the Term Loan Agreement and the analogous provisions of the Debt Instruments evidencing any Permitted Replacement Financing and, if any property other than cash or cash equivalents is included in such consideration, such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the opinion of counsel reasonably satisfactory to the Collateral Agent (which may include counsel to the Company), to subject to the Lien of the Security Documents all the right, title and interest of the Company or its Subsidiary, as the case may be, in and to such property;

                  (iv) If any Released Interest is only a portion of a discrete parcel of real property, evidence that a title company shall have committed to issue an endorsement to the Title Policy relating to the affected Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to Prior Liens (as defined in the applicable Mortgage); and

                   (v) All certificates, opinions and other documentation required by the TIA, if any as certified to the Collateral Agent by the Company.

                 Upon compliance with the foregoing provisions of this Section 7.2(b), the Collateral Agent shall cause to be released and reconveyed to the appropriate Obligor, the Released Interests.

                 (c) The Company shall be entitled to obtain a release of, and the Collateral Agent shall release, items of Collateral taken by eminent domain or sold pursuant to the exercise by the United States of America or any State, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all of any part of the Collateral, upon compliance with the condition precedent that the Company shall have delivered to the Secured Parties the following:

                   (i) An Officers' Certificate certifying that (A) such Property has been taken by eminent domain and the amount of the award therefor, or that such Property has been sold pursuant to a right vested in the United States of America, or a State, municipality or other governmental authority to purchase, or to designate a purchaser, or order a sale of such Property and the amount of the proceeds of such sale, and

         (B) all conditions precedent to such release have been complied with;

                  (ii) Subject to the requirements of any Prior Lien (as defined in the applicable Mortgage) on the Collateral so taken, cash equal to the amount of the award for such property or the proceeds of such sale, to be held as Trust Moneys subject to the disposition thereof pursuant to Article Three hereof; and

                 (iii) All opinions, certificates and other documentation required by the TIA, if any as certified to the Collateral Agent by the Company.

                 Upon compliance with the foregoing provisions of this Section 7.2(c), the Collateral Agent shall cause to be released and reconveyed to the appropriate Obligor, the aforementioned items of Collateral.

                 (d) Subject to paragraphs (a), (b) and (c) above, so long as no Event of Default is continuing and no Enforcement Notice is in effect, in each case where any Security Document or Debt Instrument specifically permits the Company to obtain a release of Collateral upon compliance with the provisions set forth therein (it being expressly understood that if there shall not exist any Event of Default and no Enforcement Notice is in effect, then no consent from any party to this Agreement is necessary for such compliance), the Collateral Agent shall, upon receipt of evidence from the Company of such compliance, and subject to the next sentence, release from the Lien of such Security Document such Collateral (it being expressly understood that this sentence of this Section 7.2 shall not be construed as in any way limiting, amending, supplementing or waiving any of the procedures to be followed under such Security Document or Debt Instrument or any of the conditions precedent (including, without limitation, delivery of instruments, Officers' Certificates and Opinions of Counsel) to be satisfied thereunder). In each case where any Debt Instrument specifically permits the Company to obtain a release of Collateral upon compliance with the provisions set forth therein, the

Collateral Agent shall, upon receipt of a written direction from all Secured Parties confirming that such proposed release complies with the provisions of the Debt Instruments, release such Collateral from the Lien of the Security Documents. In the event that neither the Debt Instruments nor any Security Document specifically contemplates the Company's right to obtain a particular release of Collateral which shall be requested by the Company, the Lien of any instrument comprising a portion of the Trust Estate shall be released in whole or in part by the Collateral Agent acting solely at the direction and with the consent of the Directing Holders.

                 7.3 Form and Sufficiency of Release. In the event that the Company has or has caused to be sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 7.2 may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Agreement and the Security Documents, the Collateral Agent shall execute, acknowledge and deliver to the Company (in proper and recordable form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Agreement and as constituting a good and valid release of the property therein described from the Lien of the Security Documents.

                 7.4 Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold in accordance herewith be under any obligation to ascertain or inquire into the authority of the Company to make or cause to be made any such sale or other transfer.

                 7.5 Amendment of Collateral Documents. The Directing Holders shall have the exclusive authority to direct the Collateral Agent to amend, supplement or waive any provision of any Title Policy or any Security Document (other than the Indentures, the Term Loan Agreement or any of the provisions of any Debt Instrument constituting Permitted Replacement Financing), in each case without any consent or approval, or prior notice, to any other Secured Party; provided, however, that (A) to the extent any amendment, supplement or waiver releases the Collateral, the same shall be governed by the provisions of
Section 7.2 and not this Section 7.5 and (B) no such amendment, supplement or waiver shall affect the right of any Secured Party (or any Person for whom a Secured Party acts as trustee, agent or fiduciary) not consenting thereto in writing to equal and ratable security to the extent and for the periods contemplated by this Agreement; and provided, further, that the consent of no Secured Party signatory hereto or of any holder of Notes or of Permitted Replacement Financing shall in any event be required to amend, supplement or modify any Security Document (other than the Indentures and the Term Loan Agreement) to make any customary, technical and/or conforming changes thereto to the extent necessary to secure, and provide for the rights, remedies and Obligations of, any issue of Permitted Replacement Financing thereunder in the manner contemplated herein and therein.


                                   ARTICLE 8

                                 MISCELLANEOUS

                 8.1 Amendments, Supplements and Waivers. The Directing Holders, the Collateral Agent and the Obligors may, from time to time, amend, supplement or waive any provision hereof; provided, however, that no such amendment, supplement or waiver shall adversely affect the rights of any Secured Party to equal and ratable security to the extent and for the periods contemplated by this Agreement unless consented to by all holders of the Senior Secured Notes, Senior Secured Discount Notes, the Lenders or interests in any other Debt Instrument constituting Permitted Replacement Financing affected thereby. Any amendment, supplement or waiver made in compliance with the provisions of the preceding sentence of this Section shall be binding upon the Secured Parties and their respective successors and assigns. Notwithstanding the foregoing, the Obligors, the Collateral Agent and any Secured Party in respect of any Permitted Replacement Financing may, without the consent of any Secured Party signatory hereto, make any customary, technical and/or conforming amendments to this Agreement to the extent necessary to make such Secured Party a party hereto and to give effect to the ratable proceeds distribution provisions contemplated herein.

                 8.2 Notices, Distributions and Payments. (a)In each case herein or in any Security Document where any payment or distribution is to be made or notice is to be given to Secured Parties, (i) such payments, distributions and notices in respect of the Senior Secured Notes shall be made to the Note Trustee for the benefit of the Senior Secured Noteholders, (ii) such payments, distributions and notices in respect of the Senior Secured Discount Notes shall be made to the Discount Note Trustee for the benefit of the Senior Secured Discount Noteholders, (iii) such payments, distributions and notices shall be made to the Agent for the benefit of the Lenders and (iv) such payments, distributions and notices in respect of the holders of any Permitted Replacement Financing shall be made to the Secured Party in respect thereof.

                 (b) All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications) and shall be sent by mail, telex, telecopier or hand delivery:

                   (i) If to the Obligors, to them at the Company's address at:

                          13500 South Perry Avenue
                          Riverdale, Illinois,  60627

                          Attention:  Corporate Secretary with
                                      a copy to the Treasurer
                          Telephone No.:  (708) 849-2500
                          Telecopier No.: (708) 841-6010

                  (ii)    If to the Collateral Agent, to it at its address at:

                          777 Main Street
                          Hartford, Connecticut  06115

                          Attention:  Corporate Trust Administration
                          Telephone No.:  (203) 986-4424
                          Telecopier No.: (203) 986-7920

                 (iii)    If to the Note Trustee, to it at its address at:

                          777 Main Street
                          Hartford, Connecticut  06115

                          Attention:  Corporate Trust Administration
                          Telephone No.:  (203) 986-4424
                          Telecopier No.: (203) 986-7920

                  (iv) If to the Discount Note Trustee, to it, at its address at:

                          777 Main Street
                          Hartford, Connecticut  06115

                          Attention:  Corporate Trust Administration
                          Telephone No.:  (203) 986-4424
                          Telecopier No.: (203) 986-7920

                   (v)    If to the Agent, to it at its address at:

                          3 World Financial Center
                          New York, New York  10285

                          Attention:  Neil Ullman
                          Telephone No.:  (212) 256-6383
                          Telecopier No.:  (212) 619-9716

                  (vi) If to holders of Permitted Replacement Financing, to it or them, at the address(es) set forth in Exhibit A hereto.

All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand or five business days after being deposited in the mail, postage prepaid, when telexed, answer back received and when telecopied, receipt acknowledged.

                 8.3 Headings. Headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                 8.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 8.5 Dealings with the Company. Upon any application or demand by the Company to the Collateral Agent to take or permit any action under any of the provisions of this Agreement or under any Security Document, the Company shall furnish to the Collateral Agent an Officers' Certificate and Opinion of Counsel stating that all conditions precedent, if any, provided for in this Agreement or such Security Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this

Agreement or any Security Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

                 8.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Secured Parties and their respective successors and assigns and nothing herein or in any Security Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, the Collateral or the Trust Estate.

                 8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                 8.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE OBLIGORS WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE OBLIGORS ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE OBLIGORS DESIGNATE AND APPOINT CT CORPORATION SYSTEM, WITH AN ADDRESS AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS THEIR AGENT TO RECEIVE ON THEIR BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE OBLIGORS TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE OBLIGORS C/O THE COMPANY AT ITS ADDRESS PROVIDED FOR IN PARAGRAPH (D) ABOVE EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE OBLIGORS REFUSES TO RECEIVE AND FORWARD SUCH SERVICE, THE OBLIGORS HEREBY AGREE THAT SERVICE UPON THEM BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.

NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST THE OBLIGORS IN THE COURTS OF ANY OTHER JURISDICTION.

                 8.9 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                 8.10 Certain References. Wherever in this Agreement the Collateral Agent is permitted or required to take any action or make any election only upon the direction and with the consent of the Directing Holders, the Collateral Agent shall not be required to account to the Obligors to prove the direction and consent of the Directing Holders to take such action or make such election, and the taking of such action or the making of such election by the Collateral Agent shall be deemed conclusive proof, as between the Obligors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, that such action or election was authorized. The Obligors shall not raise as a defense to any action, claim, counterclaim or proceeding involving this Agreement or any Security Document, any claim that any action taken or election made by the Collateral Agent was not authorized by the Directing Holders if such action or election was taken or made after the giving of a notice referred to in Section 2.2(a), if applicable, and after any such direction to the Collateral Agent.

                 8.11 Permitted Additional Lenders. (a) Permitted Additional Lenders shall not be deemed Secured Parties hereunder until such time as the following conditions shall have been satisfied: (A) the Permitted Additional Lenders, or the agent, trustee or other representative acting on its or their behalf, shall, contemporaneously with the incurrence of such Permitted Replacement Financing, execute and deliver a supplement or amendment to this Agreement (the "CAA Supplement") substantially in the form of Exhibit A annexed hereto, and shall have delivered such opinions, title insurance and other instruments and documents as the Collateral Agent shall reasonably require in accordance with an

Opinion of Counsel (upon which the Collateral Agent may conclusively rely) to comply with (B) hereof; (B) there is delivered to the Collateral Agent an Opinion of Counsel confirming that (1) such Permitted Replacement Financing ranks pari passu in right of payment with the Notes, Indebtedness outstanding under the Term Loan Agreement and each issue of Permitted Replacement Financing and is being incurred pursuant to an instrument (the "Permitted Replacement Financing Indenture") that includes provisions which are substantially identical to Sections 4.06 and 4.15 and Article Ten of each of the Indentures, Sections 5.6 and 5.15 of the Term Loan Agreement and to the defined terms relating to or used in each of such Sections 4.06 and 4.15 and Article Ten of each of the Indentures and Sections 5.6 and 5.15 of the Term Loan Agreement;
(2) based on the results of searches of Uniform Commercial Code filings and the real estate records in the applicable jurisdictions, as of the effective date of the CAA Supplement pursuant to which the Permitted Additional Lenders expressly become parties to this Agreement (the "New Party Date"), there are no intervening Liens since the Issue Date of the type which require filing to perfect a Lien under the Uniform Commercial Code or real property law in the applicable jurisdictions (an "Intervening Lien") or, in lieu of such opinion, the applicable CAA Supplement shall expressly provide that such Permitted Additional Lenders shall indemnify any other Person who was a party to this Agreement prior to the New Party Date in question and who shall remain a party thereto after the New Party Date in question (any such party an "Existing Party") against any diminution in the value to be received by each Existing Party upon the disposition of any Collateral that would arise due to the pro rata allocation of rights provisions of this Agreement and the existence of such Intervening Lien and of any other Intervening Lien arising since the Issue Date and on or prior to the New Party Date in question, with the form and substance of such indemnity to be reasonably acceptable to the Trustee and/or the Agent of the Indebtedness secured by the Collateral immediately prior to the relevant New Party Date; (3) each of the Security Documents continues to be effective and enforceable in accordance with its terms (subject to customary bankruptcy and limitations of creditors' rights exceptions) and the incurrence of the Indebtedness evidenced by the

Permitted Replacement Financing in question will not affect the validity or perfection of the security interest of the Collateral Agent for the benefit of the Secured Parties and will not affect the priority of the security interest of the Collateral Agent for the benefit of the Existing Parties who were Existing Parties on the Issue Date or with respect to any Existing Party who became an Existing Party prior to any Intervening Lien arising after the date such party became an Existing Party; (4) the Collateral Agent has title insurance in customary form for all amounts outstanding under the Debt Instruments; and (5) the execution and delivery of such CAA Supplement, and the performance by the Obligors of their obligations thereunder, will not cause any default or event of default under any of the Security Documents or under any other material agreement of the Obligors; (C) such Person proposing to become a Permitted Additional Lender shall expressly agree pursuant to an express provision of the CAA Supplement to indemnify each Existing Party against any diminution in value to be received by each Existing Party upon the disposition of any Collateral that would arise due to the pro rata allocation of rights provisions of this Agreement and the existence of any Lien arising since the Issue Date and prior to the New Party Date in question and not the subject of the Opinion of Counsel referred to in clause (B)(2) above, with the form and substance of such indemnity to be reasonably acceptable to the Trustee and/or the Agent of the Indebtedness secured by the Collateral immediately prior to the relevant New Party Date; and (D) the Company shall have delivered to the Collateral Agent contemporaneously with the execution and delivery of such CAA Supplement, an Officers' Certificate stating that no default or event of default has occurred or is continuing under any of the Security Documents or under any of the Debt Instruments.

                 (b) In the event that any holder of Permitted Replacement Financing shall deny, contest or otherwise refuse or fail to, or shall for any reason be unable to, perform in a full and timely manner each and every of its obligations hereunder (including, without limitation, its obligations to indemnify any Existing Party against any diminution in the value to be received thereby upon the disposition of any Collateral by virtue of the existence of any Intervening Lien as contemplated in paragraph (a) of this
Section 8.11 or shall attempt in any manner to seize or foreclose on the Collateral or in any other way attempt to enforce a security interest in the Collateral other than through the mechanism provided herein, such holder of Permitted Replacement Financing shall not be entitled to have any of the benefits or exercise any of the rights which would otherwise be available to it hereunder.

                 8.12 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Agreement upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Agreement.

                 8.13 Possession and Use of Collateral. Subject to and in accordance with the provisions of the Debt Instruments and the Security Documents, so long as no Default or Event of Default shall have occurred and be continuing, each Obligor shall have the right to remain in possession and retain exclusive control of the Collateral owned or held by it (other than Trust Moneys, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent under the Security Documents), to operate, manage, develop, use and enjoy such Collateral (other than Trust Moneys) to alter or repair any such Collateral consisting of machinery or equipment so long as such alterations and repairs do not diminish the value thereof or impair the Lien of the Security Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, rates, interest, rents, issues, profits, revenues, proceeds and other income thereof (other than Trust Moneys).

                 8.14 No Waiver; Discontinuance of Proceeding. (a) No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by the law cumulative and are not exclusive of any remedies provided by law.

             (b) In the event the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Obligors, the Collateral Agent and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

                 8.15 Obligations Absolute. All obligations of the Obligors hereunder shall be absolute and unconditional irrespective of:

                   (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Obligor;

                  (ii) any lack of validity or enforceability of any Note, any Debt Instrument governing Permitted Replacement Financing or any other agreement or instrument relating thereto;

                 (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Debt Instrument governing Secured Obligations, or any other agreement or instrument relating thereto;

                   (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                   (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, any Debt Instrument governing Secured Obligations except as specifically set forth in a waiver granted pursuant to the provisions of Section 8.1; or

                  (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Obligor.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                             ACME METALS INCORPORATED


                                             By: /s/ Jerry F. Williams
                                                -----------------------------
                                                Name:  Jerry F. Williams
                                                Title: Vice President


                                             ACME STEEL COMPANY


                                             By: /s/ S. D. Bennett
                                                -----------------------------
                                                Name:  Stephen D. Bennett
                                                Title: President


                                             ACME PACKAGING CORPORATION


                                             By: /s/ Jerry F. Williams
                                                -----------------------------
                                                Name:  Jerry F. Williams
                                                Title: Vice President


                                             SHAWMUT BANK CONNECTICUT,
                                               NATIONAL ASSOCIATION, as
                                               Collateral Agent


                                             By: /s/ Susan T. Keller
                                                -----------------------------
                                                Name:  Susan T. Keller
                                                Title: Vice President

                                             SHAWMUT BANK CONNECTICUT,
                                               NATIONAL ASSOCIATION, as Note
                                               Trustee


                                             By: /s/ Susan T. Keller
                                                -------------------------------
                                                 Name:  Susan T. Keller
                                                 Title: Vice President


                                             SHAWMUT BANK CONNECTICUT,
                                               NATIONAL ASSOCIATION, as Discount
                                               Notes Trustee


                                             By: /s/ Susan T. Keller
                                                -------------------------------
                                                 Name:  Susan T. Keller
                                                 Title: Vice President


                                                   LEHMAN COMMERCIAL PAPER INC.,
                                                     as Agent


                                             By: /s/ Christopher Ryan
                                                -------------------------------
                                                  Name: Christopher Ryan
                                                  Title:

                                   EXHIBIT A


                                                                          [date]


[address of Collateral Agent]



Dear Sirs:

                 We will become lenders to one or more of the Obligors (this, and all other capitalized terms used herein without definition, as so defined in that certain Collateral Agency Agreement, dated as of August 11, 1994 to which this letter is an exhibit) today and wish to become Permitted Additional Lenders with the benefits granted to such Permitted Additional Lenders pursuant to the Security Documents. [We are acting as duly appointed representatives for all such Permitted Additional Lenders under the terms of an agreement, dated the date hereof, attached hereto as Exhibit I.] Until indicated in writing to the contrary to the Collateral Agent, the Trustees, the Agent and the Obligors, our address for purposes of Section 8.2(b) of the Collateral Agency Agreement is [give address for notices.]

                 We hereby acknowledge that we have been provided with copies of all the Security Documents and have been given sufficient time to review them. By signing this letter we hereby agree, in exchange for the security interest in the Shared Collateral described in such Collateral Agency Agreement and the other Security Documents, to abide by all of the terms and conditions of such Security Documents and expressly acknowledge that (i) all decisions with respect to the Collateral will be made by holders of a majority in principal amount of the then outstanding Notes and the Loans, (ii) that we will have no rights under such Security Documents other than to receive our Pro Rata Share of the Shared Collateral under the circumstances set forth in such Security Documents and (iii) that should we seek to challenge such provisions or seek in any way to foreclose or otherwise enforce the

Lien in the Security Documents or in any other way seek to enforce a security interest in the Collateral or seek an interest in the Disbursement Collateral whether through judicial, quasi-judicial or independent action that we will lose all rights hereunder and under the Security Documents to the benefit of the Collateral. We understand that before we become Permitted Additional Lenders the Company must certify that it will not be in default as a result of the incurrence of the Indebtedness to be incurred by one or more of the Obligors under the Debt Instrument which is intended to be Permitted Replacement Financing and we are not aware of any facts that lead us to conclude that the Company can not so certify.




                                       _______________________________
                                       as Permitted Additional Lenders


                                       By:____________________________
                                          Name:
                                          Title:



                 We hereby certify as follows:

                 That the Company is not, and will not be as the result of the incurrence of the Indebtedness contemplated by this letter, in default under the Indentures or the Term Loan Agreement.


                                       ACME METALS INCORPORATED


                                       By:_____________________________________

                                          Name:
                                          Title:


                                       ACME STEEL COMPANY

                               By:____________________________________________
                                  Name:
                                  Title:


                               ACME PACKAGING CORPORATION


                               By:____________________________________________
                                                      Name:
                                                      Title:


Accepted and Acknowledged:


____________________________
   as Collateral Agent


By:_________________________
   Name:
   Title:


____________________________
   as Note Trustee


By:_________________________
   Name:
   Title:


____________________________
   as Discount Note Trustee

By:_________________________
   Name:
   Title:


____________________________
   as Agent


By:_________________________
   Name:
   Title: